Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of June 8, 2007, is made and entered into by and among SunTx CPI Growth Company, Inc., a Delaware corporation (the “Company”), and the other persons listed on the signature page attached hereto or executing an addendum hereto as contemplated by Section 4.02 of this Agreement (each a “Holder” and collectively the “Holders”).

WITNESSETH:

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company will grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company, and any other class of capital stock of the Company that is duly authorized and issued from time to time that does not have preferential rights as to dividends or distributions of the Company’s assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

“Demand Registration” shall mean a demand registration described in Section 2.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“IPO” shall mean the initial public offering of the Common Stock by the Company; provided, however, that in no event shall any offering made pursuant to a Demand Registration be an IPO.

“Long-Form Registration” shall mean a Registration effected through the filing with the SEC of a Form S-1 or any successor form or similar form for registration under the Securities Act.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

“Person” shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

“Piggyback Registration” shall mean a piggyback registration described in Section 2.02.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreements” shall mean (a) the Stock Purchase Agreement, dated the date hereof, between the Company and SunTx CPI Expansion Fund, L.P. (the “Expansion Fund”), providing for the issuance, from time to time, of shares of Common Stock to the Expansion Fund, (b) the Securities Purchase Agreement, dated the date hereof, between the Company and The Northwestern Mutual Life Insurance Company in connection with the issue and sale by the Company of the Company’s Adjusting Rate Senior Securities due June 30, 2015 in the aggregate principal amount of $30,000,000, and (c) such other purchase agreements or other instruments as are entered into from time to time by the Company and one or more of the Holders that provide for the issuance of shares of Common Stock or warrants or other securities exercisable or convertible for shares of Common Stock to such Holders.

“Registrable Security” shall mean (a) an outstanding share of Common Stock held by a Holder on the date of this Agreement or issued by the Company to a Holder, after the date of this Agreement, pursuant to any Purchase Agreement, (b) any share of Common Stock issuable pursuant to the exercise of a warrant or other security exercisable or convertible for shares of Common Stock held by a Holder on the date of this Agreement or issued by the Company to a Holder, after the date of this Agreement, pursuant to any Purchase Agreement, and (c) any security of the Company issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

“Registration” shall mean a Demand Registration, whether such Demand Registration is effected as a Long-Form Registration or a Short-Form Registration, and a Piggyback Registration.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including without limitation the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and disbursements of one (1) counsel for the Requesting Holders, which counsel shall be selected by the Requesting Holders holding a majority of the Registrable Securities to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Short-Form Registration” shall mean a Registration effected through the filing with the SEC of a Form S-3 or any successor form or similar form for registration under the Securities Act.

“Transfer Restricted Security” shall mean an issued and outstanding security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144(k) promulgated thereunder (or any successor rule) other than Rule 144A.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.01 Demand Registration. Subject to the restrictions set forth below, if at any time after the date that is six (6) months after the consummation of the IPO the Company shall receive from the Holders (the “Requesting Holders”) owning as of the date of such request at least twenty percent (20%) of the then outstanding shares of Registrable Securities a written request to register at least fifty percent (50%) of the aggregate number of Registrable Securities owned by all of the Requesting Holders as of the date of such request, then the Company will give notice of such request to all Holders within ten (10) days of receiving such request and shall effect as soon thereafter as practicable, and in any event within forty-five (45) days of the receipt of such request, the Registration under the Securities Act of all Registrable Securities which any Holder requests to be registered. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.01:

(a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated Registration; provided that the Company has delivered notice of such Registration to the Holders prior to its receipt of the Holders’ written request for a demand Registration, and it continues to actively employ in good faith all reasonable efforts to cause such Registration Statement to become effective; or

(b) if the Holders have requested an Underwritten Registration, the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or

(c) if the managing underwriter or other investment banker advising the Company provides the Board of Directors with a good faith estimate that the gross proceeds of the sale of such Registrable Securities is not likely to exceed Five Million Dollars ($5,000,000); or

(d) if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing (except as provided in subparagraph (a) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Holders; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

Furthermore, the Company shall not be required to effect more than two (2) Long-Form Registrations under this Section 2.01 on behalf of the Holders; provided, however, that a Registration shall not be counted for such purposes unless such Long-Form Registration has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Long-Form Registration have been sold, in accordance with Section 3.01(a) of this Agreement. The Company shall be required to effect an unlimited number of Short-Form Registrations under this Section 2.01 on behalf of the Holders; provided, however, that the Company will not be obligated to effect any such Short-Form Registration:

(a) if Form S-3 is not available for such offering;

(b) if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such Registration Statement at such time, and the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing (except as provided in subparagraph (a) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Holders; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period;

(c) if the Company has effected one (1) Short-Form Registration within the six (6) month period prior to the current request for Short-Form Registration; or

(d) if the Registrable Securities to be covered by such registration statement do not, in the aggregate, exceed $5,000,000.

2.02 Piggyback Registration. Each time the Company decides to file a Registration Statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan), the Company shall give written notice thereof to the Holders. The Company shall include in such Registration Statement such Registrable Securities for which it has received written requests for registration within thirty (30) days after such written notice has been given. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the Registrable Securities and any other Common Stock (including shares of Common Stock issued or issuable upon the exercise or conversion of other securities of the Company) requested to be registered by third parties holding similar registration rights (the “Other Securities”) would interfere with the successful marketing of a smaller number of such securities, then the number of Registrable Securities and Other Securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced as provided herein. The Company shall advise all holders of securities requesting registration of the underwriters’ decision, and the number of securities that are entitled to be included in the Underwritten Registration shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.03 below. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or Other Securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration. If securities are so withdrawn from the Registration and if the number of Registrable Securities and Other Securities to be included in such Registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the Registration the right to include additional securities in the Registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the persons requesting additional inclusion in accordance with Section 2.03 below.

2.03 Registration Cutback. In any circumstance in which all of the Registrable Securities and Other Securities requested to be included in a Registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of Registrable Securities and Other Securities that may be so included, the number of Registrable Securities and Other Securities that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of Other Securities pro rata on the basis of the number of Registrable Securities and Other Securities that would be held by such Holders and other selling stockholders, assuming conversion. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Securities allocated to such Holder or other selling stockholder pursuant to the above-described procedure, the remaining portion of such Holder’s or other selling stockholder’s allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests, pro rata on the basis of the number of Registrable Securities and Other Securities which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Securities which may be included in the registration on behalf of Holders and other selling stockholders have been so allocated.

2.04 Cancellation of Registration. A majority of the Requesting Holders shall have the right to cancel a proposed Registration of Registrable Securities pursuant to Section 2.01 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such Registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Requesting Holders at the time of their written request for a Demand Registration. Such cancellation of a Registration shall not be counted as one of the two (2) Long-Form Registrations provided for in Section 2.01 above and notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Requesting Holders incurred in connection with the Registration prior to the time of such cancellation.

ARTICLE III

COMPANY PROCEDURES

3.01 General Procedures. If and whenever the Company is required to register Registrable Securities, the Company will use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) deliver to the Holders and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus) and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(d) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least three (3) days prior to the filing of any Registration Statement or prospectus or any amendment or supplement to such Registration Statement or prospectus or any document that is to be incorporated by reference into such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i) notify the Holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.04;

(j) permit a representative of the Holders, the underwriters, if any, and any attorney or accountant retained by such Holders or underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter from the Company’s independent public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) in connection with the first two Demand Registrations that are Underwritten Offerings following the IPO, use its reasonable efforts to make available senior executives of the Company and its subsidiaries to participate in customary “road show” presentations that may be reasonably requested by the underwriter in such Underwritten Offering; and

(p) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.02 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders will bear all incremental selling expenses relating to the sale of the Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.03 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3.04 Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.05 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (“Rule 144”), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.06 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, the Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify will be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities will be in proportion to and limited to the gross proceeds received by such Holder from the sale or Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities will indemnify the underwriters, their officers, directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of the Company.

(c) Any Person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company and each Holder of Registrable Securities participating in the offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such holder’s indemnification is unavailable for any reason.

(e) If the indemnification provided for in this Section 3.06 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 3.06(f) shall be limited to the amount of the gross proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections (a) through (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.06(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.06(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.06(f) from any Person who was not guilty of such fraudulent misrepresentation.

3.07 Restrictions on Public Sales. In consideration of the agreements contemplated herein, the Holders and the Company further agree to the following restrictions:

(a) Each Holder of Registrable Securities, if the Company or the managing underwriters so request in connection with any Underwritten Registration of the Company’s securities, will not, without the prior written consent of the Company or such underwriters, effect any sale of the Registrable Securities to the public pursuant to a public offering or otherwise, including any sale pursuant to Rule 144 (each of the foregoing, a “Prohibited Sale”), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such Underwritten Registration, except in connection with such Underwritten Registration; provided, however, that the foregoing shall not apply to restrict the sale by any Stockholder who together with any of its Affiliates, as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis. The restrictions of this Section 3.07(a) shall not be waived or modified with respect to any Holder of Registrable Securities unless such restrictions are so waived or modified with respect to all of the Holders of Registrable Securities.

(b) The Company agrees not to effect any Prohibited Sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh (7th) day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand Registration or Piggyback Registration, except in connection with any such Underwritten Registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8 (or any successor form).

ARTICLE IV

MISCELLANEOUS

4.01 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the addressee at the address set forth below such Person’s signature on the signature pages to this Agreement. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address will become effective thirty (30) days after delivery of such notice as provided in this section.

4.02 Successors and Assigns; Future Holders. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. No rights under this Agreement may be assigned by any Holder (an assignment of all of the foregoing, an “Assignment”) without the prior written consent of the Company and a majority of the shares owned by the other Holders; provided, however, that any Holder may make an Assignment to: (i) any other Holder, (ii) any of its partners, if the Holder is a limited partnership, (iii) any entity controlled by such Holder for purposes of estate planning, or (iv) one or more “affiliates,” as such term is defined in the Securities Act, in each case in connection with the sale or other transfer of any or all of such Holder’s Registrable Securities to such assignee (a “Permitted Assignment”), upon written notice to the remaining Holders and the Company. As a condition to the effectiveness of any Permitted Assignment under this Agreement, the assignee shall execute an addendum to this Agreement (in form and substance satisfactory to the Company and its counsel), which evidences the assignee’s agreement to take the Registrable Securities subject to the terms of this Agreement. With respect to any person who is subsequently issued Registrable Securities by the Company after the date of this Agreement prior to becoming a Holder hereunder, the Company shall, as a condition to issuing such securities, cause such person to execute an addendum to this Agreement (in form and substance satisfactory to the Company and its counsel), evidencing that such person is a Holder and shall have the rights of a Holder hereunder, subject to the terms and conditions of this Agreement.

4.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

4.04 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

4.05 Amendments and Modifications. Upon the written consent of the Company and the Holders who hold at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

4.06 Other Registration Rights. The Company will not grant to any Person the right to require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which conflicts with the registration rights granted hereunder.

4.07 Termination. This Agreement shall terminate and the registration rights granted hereunder shall expire on the date that is five (5) years after the effective date of the IPO; provided that such termination and expiration shall not affect registration rights exercised prior to such date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

SUNTX CPI GROWTH COMPANY, INC.,
a Delaware corporation

By:	/s/ Charles E. Owens
Name:	Charles E. Owens
Title:	Chief Executive Officer and President

Address:		Stanford Corporate Center
14001 North Dallas Parkway
Suite 111
Dallas, Texas 75240
Fax: (972) 663-8904

HOLDERS:

SUNTX FULCRUM FUND, L.P.,
a Delaware limited partnership

By:	SunTx Capital Partners, LP,
its general partner

	By:	SunTx Capital Management Corp.,
its general partner

	By:	/s/ Ned N. Fleming III
	Name:	Ned N. Fleming III
	Title:	President

Address:	Stanford Corporate Center
14001 North Dallas Parkway
Suite 111
Dallas, Texas 75240
Fax: (972) 663-8904

Signature Page to

Registration Rights Agreement

SUNTX FULCRUM DUTCH INVESTORS, L.P.,
a Delaware limited partnership

By:	SunTx Capital Partners, LP,
its general partner

	By:	SunTx Capital Management Corp.,
its general partner

		By:	/s/ Ned N. Fleming III
		Name:	Ned N. Fleming III
		Title:	President

Address:		Stanford Corporate Center
14001 North Dallas Parkway Suite 111
Dallas, Texas 75240 Fax: (972) 663-8904

SQUAM LAKE INVESTORS IV, L.P.,
a Delaware limited partnership

By:	GPI, Inc.,
its managing general partner

	By:	/s/ Bill Doherty
	Name:	Bill Doherty
	Title:	Vice President

Address:	Bain & Company, Inc.
131 Dartmouth St. Boston, MA 02116 Fax: (617) 572-2150 Attn: Bill Doherty

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Registration Rights Agreement

GRACE, LTD.

By:	/s/ Charles E. Owens
Charles E. Owens, its general partner

Address:	10 Chateau Place Dothan, AL 36303 Fax: (334) 673-9864

/s/ Sidney Jackson Ware, Jr.
Sidney Jackson Ware, Jr.

Address:	1908 N. Cherokee Ave. Dothan, AL 36303 Fax: (334) 673-9864

/s/ Alan Palmer
Alan Palmer

Address:	361 Holmes Road Newton, Alabama 36352 Fax: (334) 673-9864

/s/ Tommy Ray Crenshaw
Tommy Ray Crenshaw

Address:	503 Riveredge Parks Dothan, AL 36303 Fax: (334) 673-9864

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Registration Rights Agreement

/s/ C.W. Roberts, III
C.W. Roberts, III

Address:	P.O. Box 188 Highway 20E Hosford, FL 32334

/s/ John Harper
John Harper

Address:	1110 Laurel Avenue Dothan, AL 36301

/s/ Michael McKay
Michael McKay

Address:	131 Darmouth Street Boston, MA 02116

Signature Page to

Registration Rights Agreement